Exhibit 99.2

MERCK & CO., INC.

CONSOLIDATED STATEMENT OF INCOME - GAAP

(AMOUNTS IN MILLIONS, EXCEPT PER SHARE FIGURES)

(UNAUDITED)

Table 1a

	2018	2017					% Change
	1Q	1Q	2Q	3Q	4Q	Full Year	1Q

Sales	$10,037	$9,434	$9,930	$10,325	$10,433	$40,122	6%

Costs, Expenses and Other
Materials and production	3,184	3,049	3,116	3,307	3,440	12,912	4%
Marketing and administrative	2,508	2,472	2,500	2,459	2,643	10,074	1%
Research and development	3,196	1,830	1,782	4,413	2,314	10,339	75%
Restructuring costs	95	151	166	153	306	776	-37%
Other (income) expense, net	(291)	(71)	(73)	(207)	(149)	(500)	*
Income Before Taxes	1,345	2,003	2,439	200	1,879	6,521	-33%
Taxes on Income	604	447	488	251	2,917	4,103
Net Income (Loss)	741	1,556	1,951	(51)	(1,038)	2,418	-52%
Less: Net Income Attributable to Noncontrolling Interests	5	5	5	5	8	24
Net Income (Loss) Attributable to Merck & Co., Inc.	$736	$1,551	$1,946	$(56)	$(1,046)	$2,394	-53%
Earnings (Loss) per Common Share Assuming Dilution (1)	$0.27	$0.56	$0.71	$(0.02)	$(0.39)	$0.87	-52%

Average Shares Outstanding Assuming Dilution (1)	2,710	2,766	2,752	2,727	2,715	2,748
Tax Rate	44.9%	22.3%	20.0%	125.5%	155.2%	62.9%

* 100% or greater

Sum of quarterly amounts may not equal year-to-date amounts due to rounding.

On January 1, 2018, the company adopted a new accounting standard related to defined benefit plans that requires the components of net benefit cost/credit (other than service costs) be presented in the statement of income outside of operating expenses. Upon adoption, net periodic benefit cost/credit other than service cost was reclassified to Other (income) expense, net from the previous classifications within Materials and production costs, Marketing and administrative expenses and Research and development costs.  Previously reported amounts have been reclassified to conform to the new presentation. There was no impact to net income as a result of adopting the new standard.

(1) Because the company recorded a net loss in the third and fourth quarters of 2017, no potential dilutive common shares were used in the computations of loss per common share assuming dilution as the effects would have been anti-dilutive.

MERCK & CO., INC.

GAAP TO NON-GAAP RECONCILIATION

FIRST QUARTER 2017

(AMOUNTS IN MILLIONS, EXCEPT PER SHARE FIGURES)

(UNAUDITED)

Table 2b

	GAAP	Acquisition and Divestiture-Related Costs (1)		Restructuring Costs (2)		Certain Other Items		Adjustment Subtotal	Non-GAAP

Materials and production	$3,049	855		63				918	$2,131
Marketing and administrative	2,472	20		1				21	2,451
Research and development	1,830	11						11	1,819
Restructuring costs	151			151				151	—
Other (income) expense, net	(71)	(3)				(9)		(12)	(59)
Income Before Taxes	2,003	(883)		(215)		9		(1,089)	3,092
Income Tax Provision (Benefit)	447	(158	)(3)	(48	)(3)	3	(3)	(203)	650
Net Income	1,556	(725)		(167)		6		(886)	2,442
Net Income Attributable to Merck & Co., Inc.	1,551	(725)		(167)		6		(886)	2,437
Earnings per Common Share Assuming Dilution	$0.56	(0.26)		(0.06)		—		(0.32)	$0.88

Tax Rate	22.3%								21.0%

Only the line items that are affected by non-GAAP adjustments are shown.

Merck is providing certain non-GAAP information that excludes certain items because of the nature of these items and the impact they have on the analysis of underlying business performance and trends. Management believes that providing this information enhances investors’ understanding of the company’s results as it permits investors to understand how management assesses performance. Management uses these measures internally for planning and forecasting purposes and to measure the performance of the company along with other metrics. Senior management’s annual compensation is derived in part using non-GAAP income and non-GAAP EPS. This information should be considered in addition to, but not as a substitute for or superior to, information prepared in accordance with GAAP.

(1) Amounts included in materials and production costs primarily reflect $773 million of expenses for the amortization of intangible assets recognized as a result of acquisitions, as well as intangible asset impairment charges of $76 million. Amounts included in marketing and administrative expenses reflect integration, transaction and certain other costs related to business acquisitions and divestitures. Amounts included in research and development expenses primarily reflect changes in the estimated fair value measurement of liabilities for contingent consideration.

(2) Amounts primarily include employee separation costs and accelerated depreciation associated with facilities to be closed or divested related to activities under the company’s formal restructuring programs.

(3) Represents the estimated tax impact on the reconciling items based on applying the statutory rate of the originating territory of the non-GAAP adjustments.

MERCK & CO., INC.

FRANCHISE / KEY PRODUCT SALES

FIRST QUARTER 2018

(AMOUNTS IN MILLIONS)

Table 3a

	Global			U.S.			International
	1Q 2018	1Q 2017	% Change	1Q 2018	1Q 2017	% Change	1Q 2018	1Q 2017	% Change
TOTAL SALES (1)	$10,037	$9,434	6	$4,133	$4,195	-1	$5,904	$5,239	13
PHARMACEUTICAL	8,919	8,185	9	3,716	3,761	-1	5,202	4,424	18
Oncology
Keytruda	1,464	584	151	838	361	132	626	223	181
Emend	125	133	-5	79	86	-8	46	47	-1
Temodar	57	66	-13	1	1	23	56	65	-14
Alliance Revenue - Lynparza	33			24			9
Vaccines (2)
Gardasil / Gardasil 9	660	532	24	380	398	-4	280	134	109
ProQuad / M-M-R II / Varivax	392	355	10	312	298	5	80	57	41
RotaTeq	193	224	-14	151	178	-16	42	45	-7
Pneumovax 23	179	163	9	112	114	-1	66	49	35
Zostavax	65	154	-58	16	109	-85	48	45	9
Hospital Acute Care
Bridion	204	148	38	80	45	76	124	102	21
Noxafil	176	141	24	81	65	25	94	76	24
Invanz	151	136	11	91	82	10	60	54	11
Cubicin	98	96	2	47	54	-14	51	41	23
Cancidas	91	121	-25	3	5	-33	88	116	-25
Primaxin	72	62	15	5		*	67	62	8
Immunology
Simponi	231	184	26				231	184	26
Remicade	167	229	-27				167	229	-27
Neuroscience
Belsomra	54	42	31	23	20	14	31	21	47
Virology
Isentress / Isentress HD	281	305	-8	128	143	-10	152	162	-6
Zepatier	131	378	-65		200	-100	131	178	-27
Cardiovascular
Zetia	305	334	-9	17	111	-84	287	222	29
Vytorin	167	241	-31	8	90	-91	158	151	5
Atozet	73	49	47				73	49	47
Adempas	68	84	-19				68	84	-19
Diabetes (3)
Januvia	880	839	5	465	507	-8	416	332	25
Janumet	544	496	10	192	195	-1	352	302	17
Women’s Health
NuvaRing	216	160	36	171	113	52	46	47	-3
Implanon / Nexplanon	174	170	2	128	132	-2	46	39	19
Diversified Brands
Singulair	175	186	-6	6	6	-1	170	180	-6
Nasonex	122	139	-12	1	18	-92	121	121
Cozaar / Hyzaar	120	112	7	7	3	132	113	109	4
Arcoxia	83	103	-20				83	103	-20
Follistim AQ	67	81	-17	29	42	-30	39	40	-3
Dulera	57	82	-31	50	75	-34	7	7	3
Fosamax	55	61	-9	(2)	1	*	57	60	-5
Other Pharmaceutical (4)	989	995	-1	273	309	-12	717	688	4
ANIMAL HEALTH	1,065	939	13	307	283	9	758	656	16
Livestock	652	578	13	124	119	4	529	459	15
Companion Animals	413	361	14	183	164	12	229	197	16
Other Revenues (5)	53	310	-83	110	151	-27	(56)	159	-135

* 200% or greater

(1) Only select products are shown.

(2) Total Vaccines sales were $1,561 million and $1,516 million on a global basis for first quarter 2018 and 2017, respectively.

(3) Total Diabetes sales were $1,433 million and $1,338 million on a global basis for first quarter 2018 and 2017, respectively.

(4) Includes Pharmaceutical products not individually shown above.

(5) Other Revenues are comprised primarily of Healthcare Services segment revenue, third-party manufacturing sales and miscellaneous corporate revenues, including revenue hedging activities.

MERCK & CO., INC.

PHARMACEUTICAL GEOGRAPHIC SALES

(AMOUNTS IN MILLIONS)

(UNAUDITED)

Table 3b

	2018	2017					% Change
	1Q	1Q	2Q	3Q	4Q	Full Year	1Q
TOTAL PHARMACEUTICAL	$8,919	$8,185	$8,759	$9,156	$9,290	$35,390	9

United States	3,716	3,761	3,929	4,197	3,967	15,854	-1
% Pharmaceutical Sales	41.7%	45.9%	44.9%	45.8%	42.7%	44.8%

Europe (1)	2,402	1,977	2,082	2,174	2,290	8,522	21
% Pharmaceutical Sales	26.9%	24.2%	23.8%	23.7%	24.7%	24.1%

Japan	718	688	818	756	780	3,043	4
% Pharmaceutical Sales	8.1%	8.4%	9.3%	8.3%	8.4%	8.6%

Asia Pacific	1,112	889	946	994	1,054	3,883	25
% Pharmaceutical Sales	12.5%	10.9%	10.8%	10.9%	11.3%	11.0%

China	459	328	353	377	439	1,497	40

Latin America	398	375	462	451	547	1,836	6
% Pharmaceutical Sales	4.5%	4.6%	5.3%	4.9%	5.9%	5.2%

Eastern Europe/Middle East Africa	335	255	314	349	397	1,314	31
% Pharmaceutical Sales	3.8%	3.1%	3.6%	3.8%	4.3%	3.7%

Canada	196	182	171	193	193	739	8
% Pharmaceutical Sales	2.2%	2.2%	2.0%	2.1%	2.1%	2.1%

Other	42	58	37	42	62	199	-28
% Pharmaceutical Sales	0.5%	0.7%	0.4%	0.5%	0.7%	0.6%

(1) Europe primarily represents all European Union countries and the European Union accession markets.

MERCK & CO., INC.

OTHER (INCOME) EXPENSE, NET - GAAP

(AMOUNTS IN MILLIONS)

(UNAUDITED)
Table 4

OTHER (INCOME) EXPENSE, NET

	1Q18	1Q17
Interest income	$(85)	$(97)
Interest expense	185	182
Exchange losses (gains)	7	(8)
Equity losses from affiliates	52	13
Net periodic defined benefit plan (credit) cost other than service cost	(135)	(129)
Other, net	(315)	(32)
Total	$(291)	$(71)

On January 1, 2018, the company adopted a new accounting standard related to defined benefit plans that requires the components of net benefit cost/credit (other than service costs) be presented in the statement of income outside of operating expenses. Upon adoption, net periodic benefit cost/credit other than service cost was reclassified to Other (income) expense, net from the previous classifications within Materials and production costs, Marketing and administrative expenses and Research and development costs. Previously reported amounts have been reclassified to conform to the new presentation. There was no impact to net income as a result of adopting the new standard.